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                                                                     EXHIBIT 4.5

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT, dated as of April 17, 1998, is entered into by and between SI Technologies, Inc., a Delaware corporation (the "Company"), and each person whose name appears on the signature page attached hereto (individually a "Holder" and collectively, with the holders of other securities issued in the Offering (as hereinafter defined), the "Holders").

         WHEREAS, pursuant to a Subscription Document between the Company and Holder (the "Subscription Document"), the Holder has offered to purchase Units (the "Units") from the Company, each Unit consisting of 4,998 shares of Common Stock priced at $5.00 per share (the "Original Shares") and Warrants (the "Warrants") to purchase 1,000 shares of Common Stock at $.01 per Warrant, at an aggregate offering price of $25,000 per Unit (the "Offering"), pursuant to the terms of that certain Private Placement Memorandum, dated March 16, 1998.

         WHEREAS, in order to induce the Holders to enter into the Subscription Document and to purchase the Units, the Company and the Holders have agreed to enter into this Agreement;

         WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the acquisition by the Holders of the Units;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and each of the Holders hereby agree as follows:

1.Registration Rights

         (a) Registration of Shares. The Company will file a registration statement seeking to register all Original Shares and shares of Common Stock which have been or are to be issued pursuant to the exercise of the Warrants (the "Warrant Shares," and collectively with the Original Shares, the "Shares"), on Form S-3 or other comparable form, with the Securities and Exchange Commission (the "Commission") no later than 90 days after the completion of the Offering (the "Registration Statement") and will cause such Registration Statement to become effective within 150 days after the completion of the Offering and to remain effective until all the Shares are sold or become capable of being publicly sold without registration under the Securities Act of 1933, as amended (the "Act") pursuant to Rule 144(k) promulgated thereunder.

         (b) Cooperation with Company. The Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company necessary to complete the Registration Statement in connection with the registration and sale of the Shares.

2.Registration Procedures. In order to fulfill its obligations under this Agreement to register Shares under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

         (a) Prepare and file with the Commission a Registration Statement and such other documents, including a prospectus, as is necessary to permit the public offering and sale of the Shares, and cause such Registration Statement to become effective within 150 days after the completion of the Offering and to remain effective until all the Shares are sold or become capable of being publicly sold without registration under the Act pursuant to Rule 144(k) promulgated thereunder.



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         (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith, as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such Registration Statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of Shares or the Warrant Shares from time to time in connection with a Registration Statement pursuant to Rule 415 of the Commission);

         (c) Notify each Holder of Shares covered by such Registration Statement, at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

         (d) Take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Shares; provided, however, that the Company shall not be obligated to take any actions not specifically required elsewhere herein which in the aggregate would cost in excess of $5,000.

         (e) Take such steps as are necessary to list the Shares for trading on the Nasdaq Market within the time frames provided in 2(a) above.

3.Sale of Shares. The Shares may be sold from time to time by the Holders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter-market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Holders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In addition, any Shares covered by this Agreement which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Agreement.

4.Expenses. All expenses, filing fees and other costs incurred by the Company in any registration of the Holders' Shares under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Shares under federal and state securities laws; provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter or broker/dealer (such discounts and commissions to be paid by Holders); (b) any stock transfer taxes incurred with respect to Shares sold in the Offering; or (c) the fees and expenses of counsel for any Holder.

5.Indemnification. In the event any Shares are included in a Registration Statement pursuant to this Agreement:



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         (a) Company Indemnity. The Company will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

         (b) Holder Indemnity. Each Holder will, if Shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Shares sold as contemplated herein.

         (c) Notice; Right to Defend. Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as



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provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 5(d) shall be limited to an amount equal to the proceeds to such Holder of the Shares sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Shares).

         (e) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any registrable securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

6.Remedies.

         (a) Time Is of Essence. The Company agrees that time is of the essence for each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holders to sell their Shares as quickly as possible after such Holders have indicated to the Company that they desire their Shares to be registered. Any material delay on the part of the Company not expressly permitted under this Agreement shall be deemed a material breach of this Agreement.

         (b) Penalty. If the Company is in breach of its commitments under this Agreement, each investor in the Offering shall be entitled to receive Warrants to purchase an additional 200 shares of Common Stock on the same terms and conditions and with the same rights as the Warrants being sold as part of the Units for each 30 day period that the Registration Statement is not effective; provided that, notwithstanding anything to the contrary in this Agreement, the majority of the holders of Warrants may upon the request of the Company waive the right of all investors to receive additional Warrants at any time during the period commencing from the completion of the Offering and one year thereafter.

         (c) Remedies Upon Default or Delay. The Company acknowledges that the breach of any part of this Agreement may cause irreparable harm to a Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will



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be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

         (d) Arbitration. Each Holder and the Company agree that any controversy arising out of or relating to this Agreement or the Offering shall be settled by arbitration in Seattle, Washington, in accordance with the rules then in effect for the National Association of Securities Dealers, Inc. and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

7.Notices.

         (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service,

                           (1)      if to the Company, at:

                                    SI Technologies, Inc.
                                    4611 South 134th Place
                                    Tukwila, Washington 98168

or at such other address as it may have furnished in writing to the Holders of the Shares at the time outstanding, or

                           (2)      if to any Holder of Shares, to the address
of such Holder as it appears in the stock or warrant ledger of the Company.

         (b) Any notice shall be deemed given when received, when delivery thereof is refused, or when mailed first class, postage pre-paid and addressed as provided herein, whichever is earlier.

8.Entire Agreement/Successors and Assigns. This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and each of the Holders.

9.Amendment, Waiver and Consent. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders of securities representing a majority of the Shares; provided, however, that no such amendment or waiver shall take away any registration right of any Holder of Shares or reduce the amount of reimbursable costs to any Holder of Shares in connection with any registration hereunder without the consent of such Holder; further provided, however, that without the consent of any other Holder of Shares, any Holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder of Shares. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Each Holder hereby consents to execution of this Agreement by all other investors in the Offering.

10.Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and same instrument.



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11.Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to conflicts of law principles.

12.Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not be affected thereby.

13.Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         IN WITNESS WHEREOF, undersigned have executed this Registration Rights Agreement as of the 17th day of April, 1998.


COMPANY:                                     HOLDER:

SI TECHNOLOGIES, INC.



By:___________________________________       ___________________________________
        Rick A. Beets, President             Signature of Holder

                                             ___________________________________
                                             Print Name of Holder

                                             ___________________________________

                                             ___________________________________
                                             Print Address of Holder



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